Exhibit 99.1

Enerpac Tool Group Reports Second Quarter 2020 Results

Second Quarter of Fiscal 2020 Highlights*

  Net sales from continuing operations were $133 million for the quarter. Core sales decreased 10% year-over-year, with product sales declining 4% and service sales declining 28%. The net impact on sales from acquisitions and divestitures/strategic exits was a reduction of 6% while foreign currency had a minimal impact on sales.
  GAAP operating margin from continuing operations was 6.4% for the quarter versus 7.8% in the second quarter of fiscal 2019. Adjusted operating margin from continuing operations was 7.4% for the quarter ended February 29, 2020 compared to 10.0% for the quarter ended February 28, 2019.
  Adjusted EBITDA margin from continuing operations was 12.0% in the second quarter of fiscal 2020, compared to 12.4% in the comparable prior year period.
  GAAP diluted earnings per share (“EPS”) from continuing operations was $0.06 in the second quarter of fiscal 2020 versus $0.01 in the comparable period in fiscal 2019. Adjusted EPS from continuing operations was $0.09 in the second quarter of fiscal 2020 compared to $0.12 in the second quarter of fiscal 2019.
  The second quarter impact of COVID-19 on sales and adjusted operating income was approximately $2 million and $1 million, respectively, with most of the impact coming from lower China product sales.
  Completed the purchase of HTL Group, the UK’s leading provider of controlled bolting products with annual revenues and EBITDA of approximately $17 million and $4.5 million, respectively.
  Reduction in year-over-year leverage (Net Debt to Adjusted EBITDA), achieving 1.3x at the end of second quarter fiscal 2020, down from 2.1x at the end of second quarter fiscal 2019.
  Suspending fiscal 2020 guidance in light of COVID-19 and volatile oil pricing.

*This news release contains financial measures in accordance with US Generally Accepted Accounting Principles (“GAAP”) in addition to non-GAAP financial measures. Reconciliations of the GAAP to non-GAAP financial measures can be found in the tables accompanying this release.

MILWAUKEE--(BUSINESS WIRE)--March 19, 2020--Enerpac Tool Group Corp. (NYSE: EPAC) (the “Company”), today announced results for its fiscal 2020 second quarter ended February 29, 2020.

“Despite global economic uncertainty along with the early impact of the coronavirus that affected our China results for the second quarter, we continued to execute on our strategic initiatives. We are pleased to have completed the acquisition of HTL Group in the quarter, which is the UK’s leading provider of controlled bolting products. This transaction expands our portfolio of bolting products as well as our global rental offering. In addition, our efforts around new product development have continued to be effective as we achieved greater than 10% of sales from new products for a second consecutive quarter. As recently announced, Jeff Schmaling will be moving into his new role as Chief Operating Officer and will continue to drive these growth initiatives,” commented Randy Baker, Enerpac Tool Group’s President and CEO.

Mr. Baker continued, “Given the high degree of uncertainty and continued market softness that impacted our business in the second quarter, we have accelerated our restructuring efforts to reduce redundant segment and corporate costs while enhancing our commercial and marketing processes to become even closer to our customers. These changes to our structure continue to be a key component of our EBITDA margin progression and taking these actions now will allow us to realize the projected $10 million of savings sooner.”

Consolidated Results from Continuing Operations
(US$ in millions)
	Three Months Ended		Six Months Ended
	February 29, 2020	February 28, 2019	February 29, 2020	February 28, 2019
Net Sales	$133.4	$159.8	$280.1	$318.3
Net Income (Loss)	$3.9	$0.8	$10.3	($15.7)
Earnings (Loss) Per Share	$0.06	$0.01	$0.17	($0.26)
Adjusted Earnings Per Share	$0.09	$0.12	$0.21	$0.23
  Consolidated net sales from continuing operations for the second quarter were $133.4 million, compared to $159.8 million in the prior year second quarter. Core sales decreased 10% year-over-year with product sales down 4% and service down 28%. The net impact of acquisitions and divestitures/strategic exits decreased net sales by an additional 6% and the impact of foreign currency was minimal.
  Fiscal 2020 second quarter net income and EPS from continuing operations were $3.9 million and $0.06, respectively, compared to a net income and EPS from continuing operations of $0.8 million and $0.01, respectively, in the second quarter of fiscal 2019. Fiscal 2020 second quarter earnings from continuing operations included:
    A net impairment and divestiture gain of $0.8 million ($0.5 million, or $0.01 per share after tax);
    Restructuring charges of $1.9 million ($1.7 million, or $0.04 per share after tax), related to the restructuring plan announced in fiscal 2019 and facility consolidations; and
    Purchase accounting charges of $0.2 million ($0.2 million after tax).
  The fiscal 2019 second quarter net loss from continuing operations included impairment charges of $3.5 million ($3.5 million or $0.06 per share, after tax) related to the then held for sale treatment of the Cortland U.S. business, which sale process was subsequently terminated, along with $3.2 million ($0.05 per share) of charges primarily related to U.S. tax reform.
  Excluding restructuring, impairment & divestiture charges and purchase accounting charges, adjusted EPS from continuing operations was $0.09 for the second quarter of fiscal 2020 compared to $0.12 in the comparable prior year period.
  The impact of COVID-19 on China core product sales and adjusted operating income in the second quarter of fiscal 2020 was approximately $2 million and $1 million, respectively.
  Consolidated net sales for the six months ended February 29, 2020 were $280.1 million, compared to $318.3 million in the prior year period. Core sales decreased 5% year-over-year, while the net impact of acquisitions and divestitures/strategic exits decreased net sales by 6% and the impact of foreign currency was minimal.
  Fiscal 2020’s first half net income from continuing operations and EPS from continuing operations were $10.3 million and $0.17, respectively, compared to a net loss from continuing operations and loss per share from continuing operations of $(15.7) million and $(0.26), respectively, in the comparable prior year period.

Industrial Tools & Services
(US$ in millions)
	Three Months Ended		Six Months Ended
	February 29, 2020	February 28, 2019	February 29, 2020	February 28, 2019
Sales	$123.4	$149.5	$259.0	$298.2
Operating Profit	$20.6	$26.5	$46.6	$52.9
Adjusted Op Profit (1)	$21.0	$26.6	$46.9	$52.9
Adjusted Op Profit % (1)	17.0%	17.8%	18.1%	17.8%

(1) Excludes $1.0 million of restructuring charges, $0.8 million of net impairment and divestiture gains, along with $0.2 million of purchase accounting charges in the second quarter of fiscal 2020 compared to minimal restructuring charges in the second quarter of fiscal 2019. The six months ended February 29, 2020 excludes $2.2 million of restructuring charges, $2.1 million of net impairment and divestiture gains and $0.2 million of purchase accounting charges.

  Second quarter fiscal 2020 net sales were $123.4 million, 17% lower than the prior fiscal year’s second quarter. Core sales decreased 11% year-over-year, while the net impact of acquisitions and divestitures/strategic exits decreased net sales 7% and the impact of foreign currency was minimal.
  The decrease in revenue is attributable to the anticipated year-over-year service decline in the Middle East and Asia as well as the impact from continued global economic uncertainty.
  The impact of COVID-19 on China core product sales and adjusted operating income in the second quarter of fiscal 2020 was approximately $2 million and $1 million, respectively.
  Adjusted operating profit margin of 17.0% in the quarter decreased year-over-year primarily due to reduced volume.

Corporate Expenses and Income Taxes (excluding restructuring items)

  Corporate expenses from continuing operations for the second quarter of fiscal 2020 were $10.3 million, $1.3 million lower than the comparable prior year period, primarily resulting from lower medical claims, reduced business travel and lower legal costs. Corporate costs included $3.6 million and $2.9 million of costs previously allocated to the EC&S segment in the second quarters of fiscal 2020 and 2019, respectively, some of which were partially offset by recovered costs under the EC&S transition services agreement in the second quarter of fiscal 2020 recorded in other income.
  The second quarter effective income tax rate from continuing operations of approximately 15% was higher than the second quarter fiscal 2019 rate of approximately 12%.

Discontinued Operations

Discontinued operations represent the normal operating results for the divested EC&S segment through the October 31, 2019 completion date of the divestiture as well as the ancillary impacts from certain retained liabilities subsequent to the completion date. The second quarter of fiscal 2020 includes a $1.8 million, after-tax loss related to EC&S segment.

Balance Sheet and Leverage
(US$ in millions)
	Period Ended
	February 29, 2020	August 31, 2019	February 28, 2019
Cash Balance	$163.4	$211.2	$170.4
Debt Balance	$286.4	$460.4	$485.6
Net Debt to Adjusted EBITDA**	1.3	1.7	2.1

Net debt at February 29, 2020 was approximately $123 million (total debt of $286 million less $163 million of cash), which increased approximately $44 million from the prior quarter primarily due to the acquisition of HTL and decreased $192 million from the second quarter of fiscal 2019 resulting largely from paying down debt with the proceeds from the EC&S divestiture. Net Debt to Adjusted EBITDA was 1.3x at February 29, 2020.

**Adjusted EBITDA is calculated for the twelve months then ended.

Outlook

Due to ongoing market disruptions from the COVID-19 pandemic and volatile oil pricing, the duration and extent of which are unpredictable at this time, the Company is suspending its outlook for the remainder of fiscal 2020.

Mr. Baker said, “As we move forward to the second half of fiscal 2020, we believe we are taking the appropriate cost savings actions to create a cost structure that will support a 20% EBITDA margin run rate. We continue to execute our strategy to drive best in class returns for our shareholders, demonstrated by our acquisition of HTL. We are confident in the progress we are making on our strategy, and once the current macro situation stabilizes, we intend to provide an update on our outlook for the remainder of the year.”

Conference Call Information

An investor conference call is scheduled for 10:00 am CT today, March 19, 2020. Webcast information and conference call materials are available on the Enerpac Tool Group company website (www.enerpactoolgroup.com).

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Among other risks and factors, Enerpac Tool Group’s results are subject to general economic conditions, the COVID-19 pandemic, volatile oil pricing, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company’s new product introductions, the successful integration of acquisitions, restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, tax reform, foreign currency fluctuations and interest rate risk. See the Company’s Form 10-K for the fiscal year ended August 31, 2019 filed with the Securities and Exchange Commission for further information regarding risk factors. Enerpac Tool Group disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

Non-GAAP Financial Information

This press release contains financial measures that are not measures presented in conformity with GAAP. They include EBITDA from continuing operations, adjusted EBITDA from continuing operations, adjusted EPS from continuing operations, adjusted operating profit from continuing operations, free cash flow and net debt. This press release includes reconciliations of these non-GAAP measures to the most comparable GAAP measure, including in the tables attached to this press release. Management believes these non-GAAP measures are commonly used financial measures for investors to evaluate Enerpac Tool Group’s operating performance and financial position with respect to the periods presented and, when read in conjunction with the condensed consolidated financial statements, present a useful tool to evaluate ongoing operations and provide investors with metrics they can use to evaluate aspects of the Company’s performance from period to period. In addition, these are some of the factors management uses in internal evaluations of the overall performance of the Company’s business. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly-titled measures used by other companies.

About Enerpac Tool Group

Enerpac Tool Group Corp. is a premier industrial tools and services company serving a broad and diverse set of customers in more than 90 countries. The Company’s businesses are global leaders in high pressure hydraulic tools, controlled force products and solutions for precise positioning of heavy loads that help customers safely and reliably tackle some of the most challenging jobs around the world. The Company was founded in 1910 and is headquartered in Menomonee Falls, Wisconsin. Enerpac Tool Group trades on the NYSE under the symbol EPAC. For further information on Enerpac Tool Group and its businesses, visit the Company's website at www.enerpactoolgroup.com.

Enerpac Tool Group Corp.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)
	February 29,	August 31,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$163,437	$211,151
Accounts receivable, net	113,294	125,883
Inventories, net	78,046	77,187
Assets from discontinued operations	-	285,578
Other current assets	43,386	30,526
Total current assets	398,163	730,325

Property, plant and equipment, net	63,065	56,729
Goodwill	271,828	260,415
Other intangible assets, net	66,501	52,375
Other long-term assets	79,785	24,430

Total assets	$879,342	$1,124,274

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Trade accounts payable	$62,291	$76,914
Accrued compensation and benefits	19,333	26,421
Current maturities of debt	-	7,500
Income taxes payable	4,250	4,838
Liabilities from discontinued operations	-	143,763
Other current liabilities	43,687	40,965
Total current liabilities	129,561	300,401

Long-term debt, net	286,367	452,945
Deferred income taxes	1,782	1,564
Pension and postretirement benefit liabilities	19,742	20,213
Other long-term liabilities	87,525	47,972
Total liabilities	524,977	823,095

Shareholders' equity
Capital stock	16,508	16,384
Additional paid-in capital	189,716	181,213
Treasury stock	(658,017)	(640,212)
Retained earnings	923,622	915,466
Accumulated other comprehensive loss	(117,464)	(171,672)
Stock held in trust	(2,434)	(3,070)
Deferred compensation liability	2,434	3,070
Total shareholders' equity	354,365	301,179

Total liabilities and shareholders' equity	$879,342	$1,124,274

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
(Unaudited)
	Three Months Ended		Six Months Ended
	February 29,	February 28,	February 29,	February 28,
	2020	2019	2020	2019
Net sales	$133,386	$159,788	$280,060	$318,340
Cost of products sold	71,293	88,473	149,278	176,712
Gross profit	62,093	71,315	130,782	141,628

Selling, administrative and engineering expenses	50,245	53,433	102,076	106,554
Amortization of intangible assets	2,120	1,854	3,993	4,151
Restructuring charges	1,929	46	3,900	17
Impairment & divestiture (benefit) charges	(768)	3,543	(2,124)	27,019
Operating profit	8,567	12,439	22,937	3,887

Financing costs, net	4,630	7,157	11,359	14,455
Other expense, net	(787)	515	(468)	1,021
Income (loss) before income tax expense	4,724	4,767	12,046	(11,589)

Income tax expense	806	4,002	1,756	4,068
Earnings (loss) from continuing operations	3,918	765	10,290	(15,657)
(Loss) earnings from discontinued operations, net of income taxes	(1,756)	1,988	(6,007)	958
Net earnings (loss)	$2,162	$2,753	$4,283	$(14,699)

Earnings (loss) from continuing operations per share
Basic	$0.07	$0.01	$0.17	$(0.26)
Diluted	0.06	0.01	0.17	(0.26)

(Loss) earnings from discontinued operations
Basic	$(0.03)	$0.03	$(0.10)	$0.02
Diluted	(0.03)	0.03	(0.10)	0.02

Earnings (loss) per share
Basic	$0.04	$0.04	$0.07	$(0.24)
Diluted	0.04	0.04	0.07	(0.24)

Weighted average common shares outstanding
Basic	60,130	61,243	60,106	61,137
Diluted	60,513	61,607	60,557	61,137

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended		Six Months Ended
	February 29,	February 28,	February 29,	February 28,
	2020	2019	2020	2019
Operating Activities
Cash used by operating activities	$(5,814)	$(22,204)	$(28,741)	$(51,314)

Investing Activities
Capital expenditures	(3,780)	(8,001)	(8,382)	(15,667)
Proceeds from sale of property, plant and equipment	288	41	605	52
Lease buyout for divested business	(575)	-	(575)	-
Proceeds from sale of EC&S segment, net of transaction costs	750	-	209,651	-
Proceeds from sale of IT&S product lines, net of transaction costs	-	-	8,726	-
Proceeds from sale of businesses, net of transaction costs	-	36,159	-	36,159
Cash paid for business acquisitions, net of cash acquired	(33,444)	-	(33,444)	-
Cash (used in) provided by investing activities	(36,761)	28,199	176,581	20,544

Financing Activities
Principal repayments on term loan	-	(40,000)	(175,000)	(47,500)
Borrowings on revolver	-	-	100,000	-
Principal payments on revolver	-	-	(100,000)	-
Purchase of treasury shares	-	-	(17,805)	-
Taxes paid related to the net share settlement of equity awards	(1,425)	(1,288)	(4,063)	(1,489)
Stock option exercises & other	248	479	2,888	1,031
Payment of cash dividend	-	-	(2,419)	(2,439)
Cash used in financing activities	(1,177)	(40,809)	(196,399)	(50,397)

Effect of exchange rate changes on cash	409	1,759	845	1,065
Net decrease in cash and cash equivalents	(43,343)	(33,055)	(47,714)	(80,102)
Cash and cash equivalents - beginning of period	206,780	203,443	211,151	250,490
Cash and cash equivalents - end of period	$163,437	$170,388	$163,437	$170,388

Enerpac Tool Group Corp.
SUPPLEMENTAL UNAUDITED DATA
(Dollars in thousands)
	FISCAL 2019					FISCAL 2020
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
SALES
INDUSTRIAL TOOLS & SERVICES SEGMENT	$148,655	$149,521	$166,732	$144,607	$609,515	$135,592	$123,361	$-	$-	$258,953
OTHER	9,896	10,267	11,363	13,717	45,243	11,082	10,025	-	-	21,107
TOTAL	$158,551	$159,788	$178,095	$158,324	$654,758	$146,674	$133,386	$-	$-	$280,060

% SALES GROWTH
INDUSTRIAL TOOLS & SERVICES SEGMENT	5%	9%	5%	-6%	3%	-9%	-17%	0%	0%	-13%
OTHER	-28%	-12%	-3%	5%	-10%	12%	-2%	0%	0%	5%
TOTAL	2%	8%	4%	-5%	2%	-7%	-17%	0%	0%	-12%

OPERATING PROFIT (LOSS) FROM CONTINUING OPERATIONS
INDUSTRIAL TOOLS & SERVICES SEGMENT	$26,345	$26,596	$35,992	$27,252	$116,185	$25,928	$20,963	$-	$-	$46,891
OTHER	(484)	1,091	1,787	1,515	3,910	399	(684)	-	-	(285)
CORPORATE / GENERAL	(10,967)	(11,659)	(9,481)	(9,679)	(41,787)	(11,342)	(10,349)	-	-	(21,691)
ADJUSTED OPERATING PROFIT	$14,894	$16,028	$28,298	$19,088	$78,308	$14,985	$9,930	$-	$-	$24,915
IMPAIRMENT & DIVESTITURE CHARGES	(23,477)	(3,543)	12,988	(8,796)	(22,827)	1,356	768	-	-	2,124
RESTRUCTURING & OTHER EXIT CHARGES (1)	29	(46)	(1,115)	(4,842)	(5,973)	(1,972)	(1,929)	-	-	(3,900)
DEBT MODIFICATION COSTS	-	-	(288)	-	(288)	-	-	-	-	-
PURCHASE ACCOUNTING INVENTORY STEP-UP CHARGE	-	-	-	-	-	-	(202)	-	-	(202)
DEPRECIATION & AMORTIZATION TRUE UP (2)	-	-	(1,704)	-	(1,704)	-	-	-	-	-
OPERATING PROFIT (LOSS)	$(8,554)	$12,439	$38,179	$5,450	$47,516	$14,369	$8,567	$-	$-	$22,937

ADJUSTED OPERATING PROFIT %
INDUSTRIAL TOOLS & SERVICES SEGMENT	17.7%	17.8%	21.6%	18.8%	19.1%	19.1%	17.0%	0.0%	0.0%	18.1%
OTHER	-4.9%	10.6%	15.7%	11.0%	8.6%	3.6%	-6.8%	0.0%	0.0%	-1.4%
ADJUSTED OPERATING PROFIT %	9.4%	10.0%	15.9%	12.1%	12.0%	10.2%	7.4%	0.0%	0.0%	8.9%

EBITDA FROM CONTINUING OPERATIONS
EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$(16,423)	$765	$26,858	$(3,133)	$8,067	$6,372	$3,918	$-	$-	$10,290
FINANCING COSTS, NET	7,298	7,157	7,146	6,563	28,163	6,729	4,630	-	-	11,359
INCOME TAX EXPENSE	66	4,002	4,962	1,626	10,657	950	806	-	-	1,756
DEPRECIATION & AMORTIZATION	5,056	4,305	6,109	4,746	20,217	4,779	5,277	-	-	10,056
EBITDA	$(4,003)	$16,229	$45,075	$9,802	$67,104	$18,830	$14,631	$-	$-	$33,461

ADJUSTED EBITDA FROM CONTINUING OPERATIONS (3)
INDUSTRIAL TOOLS & SERVICES SEGMENT	$30,038	$30,153	$40,015	$29,964	$130,171	$28,996	$24,022	$-	$-	$53,017
OTHER	337	1,087	1,786	2,395	5,605	1,275	244	-	-	1,519
CORPORATE / GENERAL	(10,930)	(11,422)	(8,311)	(8,919)	(39,584)	(10,825)	(8,272)	-	-	(19,097)
ADJUSTED EBITDA	$19,445	$19,818	$33,490	$23,440	$96,192	$19,446	$15,994	$-	$-	$35,439
IMPAIRMENT & DIVESTITURE CHARGES	(23,477)	(3,543)	12,988	(8,796)	(22,827)	1,356	768	-	-	2,124
RESTRUCTURING & OTHER EXIT CHARGES (1)	29	(46)	(1,115)	(4,842)	(5,973)	(1,972)	(1,929)	-	-	(3,900)
DEBT MODIFICATION COSTS	-	-	(288)	-	(288)	-	-	-	-	-
PURCHASE ACCOUNTING INVENTORY STEP-UP CHARGE	-	-	-	-	-	-	(202)	-	-	(202)
EBITDA	$(4,003)	$16,229	$45,075	$9,802	$67,104	$18,830	$14,631	$-	$-	$33,461

ADJUSTED EBITDA %
INDUSTRIAL TOOLS & SERVICES SEGMENT	20.2%	20.2%	24.0%	20.7%	21.4%	21.4%	19.5%	0.0%	0.0%	20.5%
OTHER	3.4%	10.6%	15.7%	17.5%	12.4%	11.5%	2.4%	0.0%	0.0%	7.2%
ADJUSTED EBITDA %	12.3%	12.4%	18.8%	14.8%	14.7%	13.3%	12.0%	0.0%	0.0%	12.7%

Notes:
(1)	Approximately $1.8 million of the Q4 fiscal 2019 restructuring & exit charges were recorded in cost of products sold.
(2)

Represents the depreciation and amortization expense true up for the Cortland business assets that were reclassified out of held for sale in Q3 fiscal 2019, as though the assets had never been classified as held for sale.

(3)

EBITDA represents net earnings (loss) from continuing operations before financing costs, net, income tax (benefit) expense, and depreciation & amortization. EBITDA is not a calculation based upon GAAP. The amounts included in the EBITDA and Adjusted EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Operations. EBITDA should not be considered as an alternative to net earnings (loss), operating profit (loss) or operating cash flows. Actuant has presented EBITDA because it regularly reviews this performance measure. In addition, EBITDA is used by many of our investors and lenders, and is presented as a convenience to them. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

Enerpac Tool Group Corp.
SUPPLEMENTAL UNAUDITED DATA
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(Dollars in thousands, except for per share amounts)

	FISCAL 2019					FISCAL 2020
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
ADJUSTED EARNINGS (1)
NET EARNINGS (LOSS) (GAAP MEASURE)	$(17,452)	$2,753	$32,418	$(266,864)	$(249,145)	$2,121	$2,162	$-	$-	$4,283
DISCONTINUED OPERATIONS, NET OF INCOME TAX	(1,029)	1,988	5,560	(263,731)	(257,212)	(4,251)	(1,756)	-	-	(6,007)
EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$(16,423)	$765	$26,858	$(3,133)	$8,067	$6,372	$3,918	$-	$-	$10,290
IMPAIRMENT & DIVESTITURE CHARGES, NET OF TAX EFFECT	23,477	3,543	(13,001)	6,912	20,930	(1,095)	(534)	-	-	(1,629)
RESTRUCTURING & OTHER EXIT CHARGES, NET OF TAX EFFECT	(90)	(148)	(766)	6,262	5,257	1,805	1,675	-	-	3,479
ACCELERATED DEBT ISSUANCES & MODIFICATION COSTS,	-	-	358	-	358	479	-	-	-	479
NET OF TAX EFFECT
PURCHASE ACCOUNTING INVENTORY STEP-UP CHARGE	-	-	-	-	-	-	165	-	-	165
NET OF TAX EFFECT
DEPRECIATION & AMORTIZATION TRUE UP, NET OF TAX EFFECT	-	-	1,302	-	1,302	-	-	-	-	-
OTHER INCOME TAX EXPENSE	-	3,160	3,076	2,709	8,945	-	(74)	-	-	(74)
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS	$6,964	$7,320	$17,827	$12,750	$44,859	$7,561	$5,150	$-	$-	$12,710

ADJUSTED DILUTED EARNINGS PER SHARE (1)
NET EARNINGS (LOSS) (GAAP MEASURE)	$(0.29)	$0.04	$0.52	$(4.38)	$(4.04)	$0.03	$0.04	$-	$-	$0.07
DISCONTINUED OPERATIONS, NET OF INCOME TAX	(0.02)	0.03	0.09	(4.33)	(4.18)	(0.07)	(0.03)	-	-	(0.10)
EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$(0.27)	$0.01	$0.43	$(0.05)	$0.13	$0.11	$0.06	$-	$-	$0.17
IMPAIRMENT & DIVESTITURE CHARGES, NET OF TAX EFFECT	0.38	0.06	(0.21)	0.11	0.34	(0.02)	(0.01)	-	-	(0.03)
RESTRUCTURING & OTHER EXIT CHARGES, NET OF TAX EFFECT	-	-	(0.01)	0.10	0.09	0.02	0.04	-	-	0.06
ACCELERATED DEBT ISSUANCES & MODIFICATION COSTS,	-	-	0.01	-	0.01	0.01	-	-	-	0.01
NET OF TAX EFFECT
PURCHASE ACCOUNTING INVENTORY STEP-UP CHARGE	-	-	-	-	-	-	-	-	-	-
NET OF TAX EFFECT
DEPRECIATION & AMORTIZATION TRUE UP, NET OF TAX EFFECT	-	-	0.02	-	0.02	-	-	-	-	-
OTHER INCOME TAX EXPENSE	-	0.05	0.05	0.05	0.14	-	-	-	-	-
ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.11	$0.12	$0.29	$0.21	$0.73	$0.12	$0.09	$-	$-	$0.21

FOOTNOTES

Note: The total of the individual quarters may not equal the annual or year-to-date total due to rounding. The continuing operations and discontinued operations earning (loss) per share may not equal total earning (loss) per share due to rounding.

(1)

Adjusted earnings from continuing operations and adjusted diluted earnings per share represent net earnings (loss) and diluted earnings (loss) per share per the Condensed Consolidated Statements of Operations net of charges or credits for items to be highlighted for comparability purposes. These measures are not calculated based upon generally accepted accounting principles (GAAP) and should not be considered as an alternative to net earnings (loss) or diluted earnings (loss) per share or as an indicator of the Company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Actuant companies. The total of the individual components may not equal due to rounding and the impact of share dilution on the calculation of the net loss per share and discontinued operations per share.

Contacts

Barb Bolens
EVP and Chief Strategy Officer
262.293.1562